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[LETTERHEAD OF SUNRISE MEDICAL]

FOR IMMEDIATE RELEASE


                                                      November 2, 1995


CONTACTS:  Marcia P. Vaughan, director of corporate communications
           Sunrise Medical Inc.
           (619) 930-1500


                     SUNRISE MEDICAL ACKNOWLEDGES LAWSUITS
                     -------------------------------------

     CARLSBAD, Calif.--Sunrise Medical Inc. (NYSE:SMD) announced today that it is aware of seven lawsuits (including a derivative action) pertaining to its announcement last week that it had commenced an internal investigation of its financial controls and financial statements for previously reported periods to determine the nature and extent of accounting practices at a Sunrise subsidiary that may have been inconsistent with generally accepted accounting principles.

     The lawsuits allege, among other things, violation of the federal securities laws, constructive fraud and breach of fiduciary duty. Sunrise expects that additional similar lawsuits may be filed against it.

     Sunrise Medical designs, manufactures and markets medical products used in institutional and home care settings that address the recovery, rehabilitation and respiratory needs of the patient.

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